UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40594	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	PECO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
The Board of Directors of Phillips Edison & Company, Inc. (the “Company”) approved distributions for November and December 2024, as well as January and February 2025, to its stockholders of record as of November 15, 2024, December 16, 2024, January 15, 2025, and February 18, 2025, respectively, equal to a monthly amount of $0.1025 per share. The Company’s November and December 2024 and January and February 2025 distributions are expected to be paid on December 3, 2024, January 3, 2025, February 4, 2025, and March 4, 2025, respectively. Operating partnership unit holders receive distributions at the same rate as common stockholders, subject to the required tax withholding.
On October 30, 2024, the Company issued a press release announcing the declaration of the November and December 2024 and January and February 2025 distributions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (“SEC”), and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any other filing with the SEC except as expressly set forth by specific reference in such filing.
Item  9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated October 30, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: October 30, 2024	By:	/s/ Jennifer L. Robison
Jennifer L. Robison
Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)